As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	73-1567067
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Devon Energy Corporation 2017 Long-Term Incentive Plan

(Full Title of the Plan)

Lyndon C. Taylor

Executive Vice President and General Counsel

Devon Energy Corporation

333 West Sheridan Ave.

Oklahoma City, OK 73102-5015

(405) 235-3611

(Name and address, and telephone number, including area code, of agent for service)

with a copy to:

Amy I. Pandit

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.10 per share	33,500,000	$33.42	$1,119,570,000	$129,758.16

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant reported on the New York Stock Exchange on June 2, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 33,500,000 shares of common stock, par value $0.10 per share, of Devon Energy Corporation (the “Registrant”), to be issued under the Devon Energy Corporation 2017 Long-Term Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 15, 2017;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 3, 2017;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on April 20, 2017; and

(d) The description of the Registrant’s common stock, par value $0.10 per share, contained in Exhibit 4.9 to its Current Report on Form 8-K filed with the Commission on August 18, 1999 (File No. 000-30176), as amended by the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on December 12, 2014 (File No. 333-200922), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the Commission, after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered by the Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Experts

The consolidated financial statements of the Registrant as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on consolidated financial statements of the Registrant and the effectiveness of the internal control over financial reporting at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon its report and said authority.

Certain information with respect to the Registrant’s oil and gas reserves derived from the reports of LaRoche Petroleum Consultants, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to matters covered by such reports and in giving such reports.

To the extent that LaRoche Petroleum Consultants, Ltd. provides subsequent reports containing information included in subsequently incorporated filings, and consents to the reference to such reports in such filings, such information also will be incorporated by reference in the Registration Statement in reliance upon its report and said authority.

Certain information with respect to the Registrant’s oil and gas reserves derived from the reports of Deloitte LLP, independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to matters covered by such reports and in giving such reports.

To the extent that Deloitte LLP provides subsequent reports containing information included in subsequently incorporated filings, and consents to the reference to such reports in such filings, such information also will be incorporated by reference in the Registration Statement in reliance upon its report and said authority.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article VIII of the Registrant’s restated certificate of incorporation contains a provision eliminating the liability of directors for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability is not permitted under Delaware law. Section 102(b)(7) of the Delaware General Corporation Law provides that the provision does not eliminate liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper benefit.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent of the Registrant is a party by reason of the fact that he or she is or was such a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the Registrant, such indemnification is not permitted if such person has been adjudged liable to the Registrant unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant’s restated certificate of incorporation provides for such indemnification.

Section 145 of the Delaware General Corporation Law also permits the Registrant to purchase and maintain insurance on behalf of its directors, officers, employees or agents against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant whether or not the Registrant would have the power to indemnify such person against such liabilities under the provisions of such sections. The Registrant has purchased such insurance.

Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article VIII of the Registrant’s bylaws, as amended and restated, contains provisions regarding indemnification to the same general effect as those described above.

We have entered into agreements with indemnification provisions with certain officers. These provisions indemnify those officers to the maximum extent permitted by law against costs, losses, claims, actions and/or other liabilities arising from their service to the Registrant and its affiliates.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of LaRoche Petroleum Consultants, Ltd.

23.3	Consent of Deloitte LLP.

23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Devon Energy Corporation 2017 Long-Term Incentive Plan.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 7, 2017.

DEVON ENERGY CORPORATION

By:	/s/ DAVID A. HAGER
David A. Hager
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David A. Hager and Lyndon C. Taylor, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ DAVID A. HAGER David A. Hager	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017

/s/ JEFFREY L. RITENOUR Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2017

/s/ JEREMY D. HUMPHERS Jeremy D. Humphers	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2017

/s/ JOHN RICHELS John Richels	Chairman of the Board	June 7, 2017

/s/ BARBARA M. BAUMANN Barbara M. Baumann	Director	June 7, 2017

/s/ JOHN E. BETHANCOURT John E. Bethancourt	Director	June 7, 2017

/s/ ROBERT H. HENRY Robert H. Henry	Director	June 7, 2017

/s/ MICHAEL M. KANOVSKY Michael M. Kanovsky	Director	June 7, 2017

/s/ ROBERT A. MOSBACHER, JR. Robert A. Mosbacher, Jr.	Director	June 7, 2017

/s/ DUANE C. RADTKE Duane C. Radtke	Director	June 7, 2017

/s/ MARY P. RICCIARDELLO Mary P. Ricciardello	Director	June 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of LaRoche Petroleum Consultants, Ltd.

23.3	Consent of Deloitte LLP.

23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Devon Energy Corporation 2017 Long-Term Incentive Plan.